STAAR Surgical Expects 12% First Quarter Revenue Growth From
Continuing Operations

Visian® ICL Revenues Increase 20%, IOL Revenues Increase 11%
Visian nanoPOINT™ 2.0mm Injector System Launched at ASCRS
More than 100 Surgeons Trained on Visian Products During ASCRS
Collamer Accommodation Study Team Provides Update

MONROVIA, CA, April 12, 2010 — STAAR Surgical Company (NASDAQ: STAA), a leading developer, manufacturer and marketer of minimally invasive ophthalmic products, today reported that revenue for the first quarter ended April 3, 2010 grew approximately 12% as compared to the first quarter of 2009. In addition, the Company announced several developments at the American Society of Cataract and Refractive Surgeons (ASCRS) annual conference which continues through Tuesday, April 13, in Boston.

On March 2, 2010, STAAR divested its German distribution subsidiary, Domilens GmbH. Operating results for the first quarter of 2010 will not include any contribution from Domilens, which has been classified as discontinued operations. Comparative historic results have also been restated to reflect the discontinued status of the Domilens operations. The Company currently expects to report its final first quarter results in early May, and those results will include a gain from the divesture of Domilens.

Visian® ICL revenues increased approximately 20% during the quarter with continued very strong growth in Korea, China and France. STAAR believes that the Visian ICL captured over 10% of the refractive surgery market in Korea during 2009. Visian ICL revenues increased by approximately 7% in the U.S. despite preliminary reports that industry-wide refractive procedures continue to decline. STAAR IOL revenues increased by approximately 11%. Revenues for PreloadedHydrophobicAcrylic IOLs continued with strong growth in France, while despite pricing pressures in Japan IOL units and dollars increased there as well. In the U.S., nanoFLEX Collamer IOL sales increased by approximately 17% during the quarter.

“We are very encouraged with our double digit revenue growth during the first quarter,” said Barry G. Caldwell, President & CEO. “The Company has made very good progress on several fronts during the past year. We have a much stronger balance sheet today and are now prepared to focus on revenue growth in our core ICL and IOL technologies with continued attention to our spending levels. We generated cash flow from operations during 2009 for the first time in seven years and now we have our objectives set to reach profitability in 2010. I think we are off to a good start.”

At the ASCRS, STAAR launched the Visian nanoPOINT 2.0 Injector System, which enables the implantation of the ICL through an incision size of 2.0 mm. The smaller incision size reduces the potential of inducing astigmatism during the implantationprocess. In addition, the smaller incision reduces healing time and provides less opportunity for infection during the procedure. The Visian nanoPOINT 2.0 also loads more easily, making the process more user friendly for nurses and surgeons. This newly designed injector system should encourage more surgeons to consider implanting the ICL in an office-based procedure.

Dr. James Lewis from Philadelphia, Pennsylvania presented on Sunday, during the ASCRS Paper Session entitled “Intraocular Surgery-Correcting IOLs,” the updated findings of STAAR’s Collamer Accommodation Study Team (CAST). The title of his paper was, “Binocular Near and Intermediate Visual Results with Collamer Single-Piece Aspheric IOL.” Dr. Lewis also presented his data on over 600 eyes implanted with the nanoFLEX IOL which revealed near vision results better than all standard IOLs and intermediate vision results better than any IOL on the market including premium IOLs. “My results showed that the nanoFLEX provides superior intermediate vision as compared to four approved premium IOLs,” said Dr. Lewis. “The nanoFLEX provides premium laptop vision without any out of pocket cost to the patient.”

STAAR is currently in the process of working with the FDA on the protocol for a clinical study which is referred to as CAST II by the Company. This clinical study would evaluate the nanoFLEX Collamer IOL near and intermediate visual results with the potential for a label change if the study provides adequate findings. The Company is also initiating in parallel a CAST III study which would measure the near and intermediate visual results with a slightly re-designed nanoFLEX Collamer IOL. The purpose of this study would be to potentially allow for a label change regarding less spectacle dependence which could create an additional path to the premium IOL channel for STAAR.

“Tomorrow, we will conclude a very successful ASCRS conference for STAAR Surgical,” continued Mr. Caldwell. “Highlights include the certifying of more than 70 additional U.S. surgeons on our Visian Toric ICL, which is currently under submission with the FDA. To date, we have certified more than 220 surgeons in the U.S. on the Visian Toric ICL. In addition, we conducted a certification course on the Visian ICL for about 25 surgeons, 15 of whom are employed by LCA-Vision, Inc. (LCAV), a leading provider of laser vision correction services. STAAR will be working with LCAV in the coming months to incorporate the Visian ICL into specific refractive centers.”

CONTACT:	Investors	Media
	EVC Group	EVC Group
	Barbara Domingo, 415-896-6820	Christopher Gale, 646-201-5431
Douglas Sherk, 415-896-6820

About STAAR Surgical
STAAR is a leader in the development, manufacture and marketing of minimally invasive ophthalmic products employing proprietary technologies. STAAR’s products are used by ophthalmic surgeons and include the Visian ICL, a tiny, flexible lens implanted to correct refractive errors, as well as innovative products designed to improve patient outcomes for cataracts and glaucoma. Manufactured in Switzerland by STAAR, the ICL is approved by the FDA for use in treating myopia, has received CE Marking and is sold in more than 50countries. More information is available at www.staar.com.

SafeHarbor

The financial information presented in this press release for the quarter ended April 2, 2010 is preliminary and remains subject to review by STAAR’s independent registered public accountants. Final financial information for the quarter, which STAAR will report in its Quarterly Report on Form 10-Q, may differ.

All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: projections of earnings; revenue; sales; cash or any other financial items; the plans, strategies, and objectives of management for future operations or prospects for achieving such plans; prospects for any product approval, including approval of the Visian Toric ICL in the U.S.; the outcome of plans to develop accommodating lenses or other products; the financial effect of the Domilens divestiture; statements of belief; and any statements of assumptions underlying any of the foregoing.

These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: the negative effect of the global recession on sales of products, especially products such as the ICL used in non-reimbursed elective procedures; the challenge of managing our foreign subsidiaries; the risk that sales of our newly introduced products may not restore profitability to our U.S. IOL product line; our ability to overcome negative publicity resulting from warning letters and other correspondence from the FDA Office of Compliance and to demonstrate to the agency that its past concerns have been resolved; the willingness of surgeons and patients to adopt a new product and procedure; and the potential effect of recent negative publicity about LASIK on the demand for refractive surgery in general in the U.S. STAAR assumes no obligation to update its forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

STAAR's current data on the accommodating properties of the Collamer material derive from the reports of individual independent clinicians and have not been subjected to large scale clinical studies. STAAR's current nanoFLEX IOL does not currently have an FDA labeling claim for accommodation. STAAR cannot assure that its further research will support a claim that either its current Collamer lenses or future designs restore the eye's ability to accommodate. If clinical research does not support these claims, or supports only a narrow range of accommodation, STAAR's Collamer accommodation project may not result in increased sales. New lens designs may require clinical research studies and applying for the FDA's premarket approval, which are expensive and could result in delay or denial of approval.